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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            ELECTRONIC DESIGNS, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Delaware                                       04-3298416
----------------------------------------          ------------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

One Research Drive, Westborough, Massachusetts                    01581
----------------------------------------------                  ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

If this Form relates to the                       If this Form relates to the registration
registration of a class of debt                   of a class of debt securities and is to
securities and is effective upon filing           become effective simultaneously with
pursuant to General Instruction A(c)(1)           the effectiveness of a concurrent please
check the following box. [ ]                      registration statement under the
                                                  Securities Act of 1933 pursuant to
                                                  General Instruction A(c)(2) please check
                                                  the following box.  [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                        NAME OF EACH EXCHANGE ON
TITLE OF EACH CLASS TO BE SO REGISTERED           WHICH EACH CLASS IS TO BE REGISTERED
---------------------------------------           ------------------------------------

Not Applicable                                    Not Applicable



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (TITLE OF CLASS)
                Redeemable Warrants, redeemable for Common Stock
                ------------------------------------------------
                                (TITLE OF CLASS)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Securities to be Registered" in the Prospectus forming part of Amendment No. 1 to the Form S-3 Registration Statement, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 3, 1996 and effective on May 16, 1996, No. 333-3328 (the "May 16, 1996 Registration Statement"), which information is incorporated herein by reference.

     A description of the Redeemable Warrants of the Registrant is set forth in the information provided under "Description of Securities to be Registered" in the Prospectus forming part of the Post-Effective Amendment No. 2 on Form S-3 to Form SB-2, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 3, 1996 and effective on June 10, 1996, No. 33-76186-LA, which information is incorporated herein by reference, with the exception that the expiration date of the Redeemable Warrants has been changed. The Redeemable Warrants now expire at 5:00 p.m., Pacific time, on March 21, 1998, unless otherwise extended by the Company.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 ELECTRONIC DESIGNS, INC.


Date: March 7, 1997             By:  /s/ FRANK D. EDWARDS
                                     --------------------
                                     Frank D. Edwards
                                     Senior Vice President and Chief Financial
                                     Officer












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